UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2013

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-35256	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 14, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of DSP Group, Inc. (the “Company”) approved a grant of restricted stock units under the Company’s 2012 Equity Incentive Plan to the following individuals: (a) 35,000 restricted stock units to Ofer Elyakim, the Company’s Chief Executive Officer, (b) 20,000 restricted stock units to Dror Levy, the Company’s Chief Financial Officer, and (c) 15,000 restricted stock units to David Dahan, the Company’s Chief Operating Officer. Each of the grants vests in full on August 14, 2015.

On August 18, 2013, a Notice and Restricted Stock Unit Agreement (the “RSU Agreement”) was entered into with each of Messrs. Elyakim, Levy and Dahan to evidence their awards approved and granted on August 14, 2013.

The foregoing description of the terms of the restricted stock unit grant to each of the above named individuals is qualified in its entirety by reference to the complete text of the form of the RSU Agreement which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The same form of RSU Agreement was used for each grant except for differences in the number of restrict stock units as specified above and personnel information specific to the individual.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Unit Agreement for the grant of restricted stock units to each of Ofer Elyakim, Dror Levy and David Dahan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: August 21, 2013	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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